Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, as amended, (File No. 333-173076), Form S-4 (File No. 333-175567) and Form S-8 (File No. 333-175569) of EPL Oil & Gas, Inc. of our reports dated March 30, 2012 and March 31, 2011 relating to the financial statements of Hilcorp Energy GOM, LLC, which appear in the Current Report on Form 8-K of EPL Oil & Gas, Inc. dated October 31, 2012.

/s/ PricewaterhouseCoopers LLP

Houston, TX

November 5, 2012